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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Agnico-Eagle Mines Limited Amended and Restated Employee Stock Option Plan and the Agnico-Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan of our report dated February 22, 2005, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Chartered Accountants
Toronto, Canada
December 14, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM